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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 21, 2000



                               MICHAEL FOODS, INC.
             (Exact name of registrant as specified in its charter)



        MINNESOTA                         0-15638               41-0498850

(State or other jurisdiction of    (Commission File Number)  (I.R.S. Employer
incorporation or organization                                Identification No.)



5353 WAYZATA BOULEVARD, SUITE 324
MINNEAPOLIS, MINNESOTA                                             55416
     (Address of principal executive offices)                   (Zip Code)

                                 (952) 546-1500
              (Registrant's telephone number, including area code)







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Item 5.         Other Events.


         On December 21, 2000, Michael Foods, Inc. (the "Company") entered into a definitive agreement providing for the acquisition of the Company for $30.10 per share in cash, by an investor group comprised of a management group led by the Company's Chairman, President and Chief Executive Officer Gregg A. Ostrander, the Michael family, and affiliates of two private equity investment firms, Vestar Capital Partners III, L.P. and Goldner Hawn Johnson & Morrison Incorporated. A copy of the Agreement and Plan of Merger, dated as of December 21, 2000 (the "Merger Agreement"), by and among Protein Acquisition Corp. ("Merger Sub"), a Minnesota corporation and wholly owned subsidiary of M-Foods Holdings, Inc., a Delaware corporation ("Holdings"), is attached hereto as
Exhibit 2.1. A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1.


Item 7.         Exhibits

(c)      Exhibits.

                The following material is filed as an exhibit to this Current Report on Form 8-K:

                   Exhibit Number            Description of Exhibit

                   2.1 Agreement and Plan of Merger, dated as of December 21, 2000, by and among M-Foods Holdings, Inc., Protein Acquisition Corp. and the Company.

                   99.1            Press Release issued by the Company on
                                   December 21, 2000.


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                                   Signatures

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  December 21, 2000
                                    MICHAEL FOODS, INC.


                                    By:      /s/Gregg A. Ostrander
                                        ---------------------------------------
                                        Gregg A. Ostrander
                                        Its:  Chairman, Chief Executive Officer
                                              and President


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                                  EXHIBIT INDEX



    Exhibit Number             Description of Exhibit

         2.1 Agreement and Plan of Merger, dated as of December 21, 2000, by and among M-Foods Holdings, Inc., Protein Acquisition Corp. and the Company.


         99.1            Press Release issued by the Company on December 21,
                         2000.